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                                                                   EXHIBIT 10.61

                         SIENA CAPITAL PARTNERS, L.P.
                       150 South Rodeo Drive, Suite 100
                            Beverly Hills, CA 90210



                                April 13, 2000



Joseph Teresi and John Martin
c/o Easyriders, Inc.
28210 Dorothy Drive
Agoura Hills, CA 91301

     Re:  Purchase of Loan by Joseph Teresi and John Martin from Siena
          ------------------------------------------------------------
          Capital Partners, L.P.
          ----------------------

Gentlemen:

  Joseph Teresi and John Martin, in their individual capacities (each a "Purchaser" and collectively, the "Purchasers"), hereby agree, on the terms and conditions hereof, to purchase from Siena Capital Partners, L.P. ("Seller"), and Seller hereby agrees to sell to Purchasers, all of Seller's rights, titles and interests in and to (i) that certain loan (the "Loan") in the principal amount of $275,000 (the "Loan Amount") evidenced by that certain Increasing Rate Secured Promissory Note (the "Note") dated as of October 13, 1999 in the principal amount of the Loan Amount issued by Paisano Publications, Inc., a California corporation ("Borrower") and payable to Seller, (ii) the Note, (iii) that certain Securities Purchase Agreement dated October 14, 1999 between Borrower and Seller (the "SPA"), (iv) that certain Warrant Agreement dated October 14, 1999 between Seller and Easyriders, Inc. (the "Warrant Agreement"),
(v) that certain Common Stock Purchase Warrant issued by Easyriders, Inc. to Seller dated October 13, 1999 (the "Warrant"), (v) that certain Pledge and Guarantee Agreement dated October 14, 1999 between Newriders, Inc. and Seller (the "Pledge"), and (vi) the other loan documents executed in connection with the Loan (collectively (i) through (vi), the "Loan Documents").

1.   Purchase Price:
     --------------

     The purchase price (the "Purchase Price") to be paid by each Purchaser for the Loan shall be $137,500, which in total equals the Loan Amount. Seller hereby directs Purchasers to pay the Purchase Price in immediately available funds pursuant to disbursement instructions from the Seller to Purchasers.

2.   Closing:
     -------

     On the date hereof, Purchasers shall pay in immediately available funds the amount of the Purchase Price in accordance with the disbursement instructions referred to in paragraph 1
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     above. Concurrently with Seller's receipt of the Purchase Price, the Seller will sell the Loan to the Purchasers and will deliver to the Purchasers a General Assignment and Assumption Agreement (the "General Assignment"), in form acceptable to Seller. Seller shall thereafter promptly deliver to Purchasers the original Note, Warrant and other Loan Documents.

3.   Conditions to Closing:
     ---------------------

     The Loan shall be sold by Seller to Purchasers subject to the payment by Borrower to Seller on or before the date hereof of $6,860.19 in accrued interest on the Loan through the date hereof.

4.   Representations and Acknowledgements:
     ------------------------------------

         (a) The Seller represents and warrants to the Purchasers that the Seller is the sole owner and holder of the Loan. Notwithstanding the foregoing, the Purchasers acknowledge that the Loan is subject to, and the Purchasers agree to be bound by and accept the Loan subject to, that certain Intercreditor and Subordination Agreement dated October 14, 1999 between Seller, Borrower, Easyriders, Inc. and Nomura Holding America, Inc. (the "Intercreditor Agreement").

         (b) This sale shall be "as is" and made without recourse, representation or warranty (except as specifically set forth in this Agreement). Without limiting the foregoing, Seller makes no representation or warranty of any kind, express or implied, with respect to the Loan, the Loan Documents, the financial condition of Borrower or the ability of Borrower to perform pursuant to the terms of the Loan, the Note or any other documents, evidencing, securing, guaranteeing or otherwise executed in connection with the Loan. Purchaser hereby represents to Seller (i) that it has performed an independent review and analysis of the adequacy and sufficiency of, and approves of in all respects, the forms of the Note and the other Loan Documents, and (ii) that it has independently performed its own underwriting with respect to, and approves of in all respects, the Loan, Borrower and the underlying transaction, including, without limitation, the restrictions imposed by the Intercreditor Agreement.

5.  Indemnification:
    ---------------

         (a) Each Purchaser agrees (in proportion to their respective share of the Loan acquired) to indemnify, defend and hold harmless Seller from and against any and all liabilities, costs (including attorneys' fees and litigation costs), losses, damages, penalties, actions, suits or claims (collectively, "Claims") which may be imposed upon, suffered by or asserted against Seller, arising out of or in any way related to (i) any discussions, negotiations or agreements between the Purchaser (or any of its affiliates) and the Borrower with respect to the Loan, (ii) the origination, ownership or sale of the Loan, including, without limitation, any Claims relating to or arising out of the Intercreditor Agreement, (iii) Purchaser's breach of any of the representations, warranties or covenants contained herein or (iv) a breach of any of Purchaser's obligations under this Agreement.
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         (b)  Seller agrees to indemnify, defend and hold harmless Purchasers from and against any and all liabilities, costs (including attorneys' fees and litigation costs), losses, damages, penalties, actions, suits or claims which may be imposed upon, suffered by or asserted against Purchasers, arising out of or in any way related to (i) Seller's breach of any of the representations and warranties contained in Paragraph 4(a) herein or (ii) a breach of any of Seller's obligations under this Agreement.

6.   Fees and Expenses:
     -----------------

     Except as otherwise provided herein, each party hereto shall pay its own expenses in connection with the purchase and sale of the Loan.

7.   Severability Clause:
     -------------------

     Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable by a court shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to the Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

8.   Counterparts:
     ------------

     This Agreement may be executed simultaneously in any number of counterparts. Each counterparts shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

9.   Governing Law:
     -------------

     This Agreement shall be construed in accordance with the laws of the State of California and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of California except for conflict of laws provisions.
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10.  Successors and Assigns:  Assignment of Purchase Agreement:
     ---------------------------------------------------------

     This Agreement shall bind and inure to the benefit of and be enforceable by Seller and Purchasers and the respective successors and assigns of Seller and Purchasers. Neither party may assign its interest under this Agreement to a third party without the written consent of the other party. Notwithstanding the foregoing, each Purchaser may assign its rights hereunder in conjunction with Purchaser's sale of the Loan to any subsequent purchaser of the Loan.

11.  Waivers; Other Agreements:
     -------------------------

     No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

12.  Survival:
     --------

     All covenants, agreements, representations and warranties contained in this Agreement shall survive the execution and delivery hereof.

     Kindly acknowledge receipt and acceptance of this Agreement by signing and promptly returning to Seller the enclosed duplicate copy of this Agreement to acknowledge Purchasers' acceptance of the terms and conditions hereof.

                                    Very truly yours,

                                    SIENA CAPITAL PARTNERS, L.P.


                                        /s/ Jason Reese
                                    By:____________________________
                                      Name:  Jason Reese
                                      Title: President

     RECEIPT AND ACCEPTANCE OF THIS AGREEMENT IS HEREBY ACKNOWLEDGED as of this 13th day of April, 2000.


 /s/ Joseph Teresi
________________________________
Joseph Teresi


 /s/ John Martin
________________________________
John Martin